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                                                                      EXHIBIT 5

                                                                October 4, 1996

Bank of Boston Corporation
100 Federal Street
Boston, Massachusetts 02110

     Re:Issuance of Common Stock of Bank of Boston Corporation in
     Connection with its
            "Automatic Dividend Reinvestment and Common Stock Purchase Plan"

Ladies and Gentlemen:

  As General Counsel to Bank of Boston Corporation (the "Corporation") I, and attorneys in my office, have participated with the Corporation and its officers in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") covering 5,000,000 shares (the "Shares") of the Corporation's common stock, par value $1.50 per share, to be issued in connection with the Corporation's Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). In connection with filing such Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as General Counsel of the Corporation, on the matters set forth below.

  In rendering this opinion, I, and other attorneys in my office acting under my direction, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Corporation, and have made such investigation of law and have discussed with the officers of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, certificates and statements of officers and directors of the Corporation and its subsidiaries have been relied upon as to factual matters and the genuineness of all documents submitted as copies has been assumed.

  Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance by all necessary corporate action and upon acquisition under and in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

  I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and the related Prospectus.

                                          Very truly yours,

                                          /s/ Gary A. Spiess

                                          Gary A. Spiess
                                          General Counsel